UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 5, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e). On February 5, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Stereotaxis, Inc. (the “Company”) adopted a quarterly bonus plan (the “Plan”). The Plan provides that all participants (including the executive officers listed below) will receive quarterly bonuses if the Company meets certain quarterly budget targets with respect to orders, revenues, gross margin percentage and operating expenses. The following executive officers are eligible to receive bonuses under the Plan:

Name	Position	Potential Quarterly Award

Bevil J. Hogg	Chief Executive Officer	$ 25,000
Michael P. Kaminski	President & Chief Operating Officer	$ 25,000
James M. Stolze	Vice President and Chief Financial Officer	$ 15,000
Douglas M. Bruce	Senior Vice President, Research and Development	$ 15,000
Melissa C. Walker	Senior Vice President of Regulatory, Quality and Compliance	$ 15,000

None of these executive officers was awarded a bonus for 2007 performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: February 11, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer